Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports Record Third Quarter Results and Raises Full-Year Earnings Outlook

◦Revenue of $290.3 million in Q3, up 2.7% versus prior year
◦Diluted EPS of $1.22 in Q3 increased approximately 15% versus prior year
◦Reduced leverage to 2.5x in Q3, driven by strong profitability and cash flow
◦Raising full-year fiscal 2025 earnings outlook

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-February 6, 2025-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its third quarter and first nine months ended December 31, 2024.

“We are pleased with our strong third quarter results that delivered both record quarterly sales and earnings per share. Sales trends benefitted from continued strong International business performance and was further helped by sequentially improved Clear Eyes® revenues. Continued robust free cash flow enabled us to pay off all remaining variable debt, allowing for further capital allocation opportunities to drive shareholder value as we approach fiscal 2026,” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

Third Fiscal Quarter Ended December 31, 2024

Reported revenues in the third quarter of fiscal 2025 of $290.3 million increased 2.7% from $282.7 million in the third quarter of fiscal 2024. The revenue performance versus the prior year comparable period reflected continued strong growth in the International OTC segment, partially offset by declines in the Cough & Cold category. The revenue performance also included sequential sales improvement versus second quarter fiscal 2025 for Clear Eyes.

Reported net income for the third quarter of fiscal 2025 totaled $61.0 million compared to the prior year third quarter of $53.0 million. Diluted earnings per share of $1.22 for the third quarter of fiscal 2025 compared to $1.06 in the prior year comparable period.

Nine Months Ended December 31, 2024

Reported revenues for the first nine months of fiscal 2025 totaled $841.2 million and compared to revenues of $848.4 million for the first nine months of fiscal 2024. Revenues decreased 0.8% versus the prior year comparable period. The revenue performance for the first nine months reflected the anticipated limited ability to supply strong demand for Clear Eyes and declines in the Cough & Cold and Women’s Health categories, partially offset by continued strong growth in the Gastrointestinal category and International OTC segment.

Reported net income for the first nine months of fiscal 2025 totaled $164.5 million, or $160.4 million on a non-GAAP adjusted basis, versus the prior year comparable period net income of $159.9 million. Diluted earnings per share and non-GAAP adjusted diluted earnings per share were $3.28 and $3.20, respectively, for the first nine months of fiscal 2025, compared to diluted earnings per share of $3.19 in the prior year comparable period.

The adjustment to the first nine months of fiscal 2025 relates to a discrete tax item in the first quarter pertaining to the release of a reserve for an uncertain tax position due to the statute of limitations expiring.

Free Cash Flow and Balance Sheet

The Company's net cash provided by operating activities for the third quarter of fiscal 2025 was $65.1 million compared to $71.5 million during the prior year comparable period. Non-GAAP free cash flow in the third quarter of fiscal 2025 of $63.5 million decreased compared to $69.5 million in the prior year third quarter. The Company's net cash provided by operating activities for the first nine months of fiscal 2025 was $189.7 million, compared to $182.0 million during the prior year comparable period. Non-GAAP free cash flow in the first nine months of fiscal 2025 was $184.9 million, increasing compared to $175.6 million in the prior year comparable period.

In the first nine months of fiscal 2025, the Company repurchased approximately 0.6 million shares at a total investment of approximately $40.2 million. The Company's net debt position as of December 31, 2024 was approximately $0.9 billion, resulting in a covenant-defined leverage ratio of 2.5x.

Segment Review

North American OTC Healthcare: Segment revenues of $238.9 million for the third quarter fiscal 2025 increased 1.0% compared to the prior year comparable quarter's segment revenues of $236.6 million. The revenue increase reflected strong GI and Dermatologicals category growth, partially offset by declines in the Cough & Cold category.

For the first nine months of the current fiscal year, reported revenues for the North American OTC Healthcare segment were $711.1 million, which compared to $727.1 million in the prior year comparable period. The change was attributable to higher GI category sales offset by lower sales in the Cough & Cold, Women’s Health, and Oral Care categories, as well as the limited ability to fully supply demand for Clear Eyes.

International OTC Healthcare: Fiscal third quarter 2025 revenues of $51.4 million increased 11.3% compared to $46.2 million reported in the prior year comparable period, and increased 8.3% excluding the effects of foreign currency. The performance was driven by broad-based growth in Australia revenues led by the Hydralyte® brand.

For the first nine months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $130.2 million, an increase of approximately 7.4% over the prior year comparable period’s revenues of $121.2 million, or approximately 6.2% excluding the effects of foreign currency. The revenue growth was led by strong growth for the Hydralyte brand.

Commentary and Updated Outlook for Fiscal 2025

Ron Lombardi, Chief Executive Officer, stated, “We are pleased with third quarter performance that delivered improved revenue trends for Summer’s Eve and Clear Eyes, as well as double-digit earnings growth, resulting from the benefits of our strong free cash flow that enabled debt reduction and share repurchases. Looking at the full-year fiscal 2025, our sales performance year-to-date sets us up well to achieve our fiscal 2025 outlook and for approximately 1% organic revenue growth. Regarding profitability, we are raising our earnings outlook thanks to our strong free cash flows that enabled lower interest expense and shares outstanding.”

“Our proven business strategy continues to deliver strong financial performance and leaves us well positioned to deliver additional shareholder value through our anticipated robust long-term free cash flow generation,” Mr. Lombardi concluded.

	Prior Fiscal 2025 Outlook	Current Fiscal 2025 Outlook
Revenue	$1,125 to $1,140 million	$1,128 to $1,132 million
Organic Revenue Growth	Approximately 1%	Approximately 1%
Adjusted Diluted E.P.S.	$4.40 to $4.46	Approximately $4.50
Free Cash Flow	$240 million or more	$240 million or more

Fiscal Third Quarter 2025 Conference Call, Accompanying Slide Presentation and Replay

The Company will host a conference call to review its third quarter fiscal 2025 results today, February 6, 2025 at 8:30 a.m. ET. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. To participate in the conference call via phone, participants may register for the call here to receive dial-in details and a unique pin. While not required, it is recommended to join 10 minutes prior to the event start. The slide presentation can be accessed from the Investor Relations page of the Company’s website by clicking on Webcasts and Presentations.

A conference call replay will be available for approximately one week following completion of the live call and can be accessed on the Company’s Investor Relations page.

Non-GAAP and Other Financial Information

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "guidance," "outlook," "may," "will," "would," "expect," "anticipate," “positioned,” “further” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's future operating results including revenues, organic growth, adjusted diluted earnings per share, and free cash flow the timing and extent of supply chain challenges, and the Company’s ability to maximize shareholder value through its business strategy, generation of free cash flow and capital allocation opportunities. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of business and economic conditions, including as a result of labor shortages, inflation and geopolitical instability, consumer trends, the impact of the Company’s advertising and marketing and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, evolving U.S. and international tariffs, competitive pressures, and the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its products and to avoid inflationary cost increases and disruption as a result of labor shortages. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2024 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.

Prestige Consumer Healthcare is a leading consumer healthcare products company with sales throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® and TheraTears® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Total Revenues	$290,317	$282,741	$841,244	$848,366

Cost of Sales
Cost of sales excluding depreciation	127,360	122,794	370,098	369,772
Cost of sales depreciation	1,908	2,009	6,693	5,963
Cost of sales	129,268	124,803	376,791	375,735
Gross profit	161,049	157,938	464,453	472,631

Operating Expenses
Advertising and marketing	37,945	39,466	118,719	115,799
General and administrative	26,182	26,003	81,159	79,687
Depreciation and amortization	4,960	5,637	16,228	16,869
Total operating expenses	69,087	71,106	216,106	212,355
Operating income	91,962	86,832	248,347	260,276

Other expense
Interest expense, net	11,455	16,575	36,873	51,900
Other expense (income), net	353	682	1,244	(327)
Total other expense, net	11,808	17,257	38,117	51,573
Income before income taxes	80,154	69,575	210,230	208,703
Provision for income taxes	19,122	16,529	45,753	48,822
Net income	$61,032	$53,046	$164,477	$159,881

Earnings per share:
Basic	$1.23	$1.07	$3.31	$3.21
Diluted	$1.22	$1.06	$3.28	$3.19

Weighted average shares outstanding:
Basic	49,597	49,740	49,711	49,731
Diluted	49,993	50,125	50,085	50,134

Comprehensive income, net of tax:
Currency translation adjustments	(13,628)	7,465	(5,669)	3,035
Total other comprehensive (loss) income	(13,628)	7,465	(5,669)	3,035
Comprehensive income	$47,404	$60,511	$158,808	$162,916

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2024	March 31, 2024

Assets
Current assets
Cash and cash equivalents	$50,874	$46,469
Accounts receivable, net of allowance of $16,667 and $16,377, respectively	167,274	176,775
Inventories	151,516	138,717
Prepaid expenses and other current assets	7,500	13,082
Total current assets	377,164	375,043

Property, plant and equipment, net	73,524	76,507
Operating lease right-of-use assets	29,658	11,285
Finance lease right-of-use assets, net	4,943	1,541
Goodwill	527,219	527,733
Intangible assets, net	2,310,650	2,320,583
Other long-term assets	6,339	5,725
Total Assets	$3,329,497	$3,318,417

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	19,506	38,979
Accrued interest payable	15,206	15,763
Operating lease liabilities, current portion	6,018	4,658
Finance lease liabilities, current portion	900	1,494
Other accrued liabilities	60,915	56,154
Total current liabilities	102,545	117,048

Long-term debt, net	991,969	1,125,804
Deferred income tax liabilities	413,276	403,596
Long-term operating lease liabilities, net of current portion	24,168	7,528
Long-term finance lease liabilities, net of current portion	4,077	172
Other long-term liabilities	5,029	9,185
Total Liabilities	1,541,064	1,663,333

Total Stockholders' Equity	1,788,433	1,655,084
Total Liabilities and Stockholders' Equity	$3,329,497	$3,318,417

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
(In thousands)	2024	2023
Operating Activities
Net income	$164,477	$159,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,921	22,832
Loss on disposal of property and equipment	83	231
Deferred and other income taxes	7,278	14,892
Amortization of debt origination costs	1,316	3,726
Stock-based compensation costs	8,424	10,283
Non-cash operating lease cost	5,322	4,494
Changes in operating assets and liabilities:
Accounts receivable	8,874	(7,017)
Inventories	(13,385)	13,790
Prepaid expenses and other current assets	5,558	(2,605)
Accounts payable	(18,851)	(23,964)
Accrued liabilities	4,359	(7,732)
Operating lease liabilities	(5,721)	(5,259)
Other	(988)	(1,533)
Net cash provided by operating activities	189,667	182,019

Investing Activities
Purchases of property, plant and equipment	(4,745)	(6,407)
Acquisition and other	(9,228)	1,300
Net cash used in investing activities	(13,973)	(5,107)

Financing Activities
Term loan repayments	(135,000)	(150,000)
Payments of debt costs	—	(769)
Payments of finance leases	(1,899)	(2,112)
Proceeds from exercise of stock options	12,340	10,818
Fair value of shares surrendered as payment of tax withholding	(5,832)	(5,508)
Repurchase of common stock	(40,196)	(25,000)
Net cash used in financing activities	(170,587)	(172,571)

Effects of exchange rate changes on cash and cash equivalents	(702)	785
Increase in cash and cash equivalents	4,405	5,126
Cash and cash equivalents - beginning of period	46,469	58,489
Cash and cash equivalents - end of period	$50,874	$63,615
Interest paid	$37,427	$49,666
Income taxes paid	$33,512	$38,606

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended December 31, 2024
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$238,934	$51,383	$290,317
Cost of sales	108,067	21,201	129,268
Gross profit	130,867	30,182	161,049
Advertising and marketing	30,995	6,950	37,945
Contribution margin	$99,872	$23,232	$123,104
Other operating expenses			31,142
Operating income			$91,962
*Intersegment revenues of $0.9 million were eliminated from the North American OTC Healthcare segment.

	Nine Months Ended December 31, 2024
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$711,061	$130,183	$841,244
Cost of sales	321,408	55,383	376,791
Gross profit	389,653	74,800	464,453
Advertising and marketing	99,637	19,082	118,719
Contribution margin	$290,016	$55,718	$345,734
Other operating expenses			97,387
Operating income			$248,347
*Intersegment revenues of $2.5 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended December 31, 2023
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$236,565	$46,176	$282,741
Cost of sales	106,090	18,713	124,803
Gross profit	130,475	27,463	157,938
Advertising and marketing	33,917	5,549	39,466
Contribution margin	$96,558	$21,914	$118,472
Other operating expenses			31,640
Operating income			$86,832
*Intersegment revenues of $0.5 million were eliminated from the North American OTC Healthcare segment.

	Nine Months Ended December 31, 2023
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$727,131	$121,235	$848,366
Cost of sales	323,632	52,103	375,735
Gross profit	403,499	69,132	472,631
Advertising and marketing	100,707	15,092	115,799
Contribution margin	$302,792	$54,040	$356,832
Other operating expenses			96,556
Operating income			$260,276
* Intersegment revenues of $2.5 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Change Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, Non-GAAP Free Cash Flow, and Net Debt. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.
NGFMs Defined
We define our NGFMs presented herein as follows:
•Non-GAAP Organic Revenues: GAAP Total Revenues excluding the impact of foreign currency exchange rates in the periods presented.
•Non-GAAP Organic Revenue Change Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.
•Non-GAAP EBITDA: GAAP Net Income before interest expense, net, provision for income taxes, and depreciation and amortization.
•Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.
•Non-GAAP Adjusted Net Income: GAAP Net Income adjusted for a normalized tax rate.
•Non-GAAP Adjusted Diluted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the diluted weighted average number of shares outstanding during the period.
•Non-GAAP Free Cash Flow: Calculated as GAAP Net cash provided by operating activities less cash paid for capital expenditures.
•Net Debt: Calculated as total principal amount of debt outstanding ($1,000,000 at December 31, 2024) less cash and cash equivalents ($50,874 at December 31, 2024). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs (other than Net Debt, which is reconciled above) to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Change percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
(In thousands)
GAAP Total Revenues	$290,317	$282,741	$841,244	$848,366
Revenue Change	2.7%		(0.8)%
Adjustments:
Impact of foreign currency exchange rates	—	1,114	—	780
Total adjustments	—	1,114	—	780
Non-GAAP Organic Revenues	$290,317	$283,855	$841,244	$849,146
Non-GAAP Organic Revenue Change	2.3%		(0.9)%

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
(In thousands)
GAAP Net Income	$61,032	$53,046	$164,477	$159,881
Interest expense, net	11,455	16,575	36,873	51,900
Provision for income taxes	19,122	16,529	45,753	48,822
Depreciation and amortization	6,868	7,646	22,921	22,832
Non-GAAP EBITDA	$98,477	$93,796	$270,024	$283,435
Non-GAAP EBITDA Margin	33.9%	33.2%	32.1%	33.4%

Reconciliation of GAAP Net Income and GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Net Income and related Non-GAAP Adjusted Diluted Earnings Per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2024	2024 Diluted EPS	2023	2023 Diluted EPS	2024	2024 Diluted EPS	2023	2023 Diluted EPS
(In thousands, except per share data)
GAAP Net Income and Diluted EPS	$61,032	$1.22	$53,046	$1.06	$164,477	$3.28	$159,881	$3.19
Adjustments:
Normalized tax rate adjustment (1)	—	—	—	—	(4,030)	(0.08)	—	—
Total adjustments	—	—	—	—	(4,030)	(0.08)	—	—
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS	$61,032	$1.22	$53,046	$1.06	$160,447	$3.20	$159,881	$3.19
(1) Income tax adjustment to adjust for discrete income tax items.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
(In thousands)
GAAP Net Income	$61,032	$53,046	$164,477	$159,881
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	14,973	18,408	45,344	56,458
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(10,914)	18	(20,154)	(34,320)
Total adjustments	4,059	18,426	25,190	22,138
GAAP Net cash provided by operating activities	65,091	71,472	189,667	182,019
Purchases of property and equipment	(1,566)	(1,996)	(4,745)	(6,407)
Non-GAAP Free Cash Flow	$63,525	$69,476	$184,922	$175,612

Outlook for Fiscal Year 2025:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

Projected FY'25 GAAP Diluted EPS	$4.58
Adjustments:
Normalized tax rate adjustment (1)	(0.08)
Projected FY'25 Non-GAAP Adjusted Diluted EPS	$4.50
(1) Income tax adjustment to adjust for discrete income tax items.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

(In millions)
Projected FY'25 GAAP Net cash provided by operating activities	$250
Additions to property and equipment for cash	(10)
Projected FY'25 Non-GAAP Free Cash Flow	$240